Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
‘mktg, inc.’

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-166202, 333-02392 and 333-100563 on Form S-8 and Nos. 333-60157 and 333-31934 on Form S-3) of ‘mktg, inc.’ filed with the Securities and Exchange Commission of our report dated June 24, 2013 on the consolidated financial statements of ‘mktg, inc.’ and subsidiaries appearing in the Annual Report on Form 10-K as of and for the years ended March 31, 2013 and 2012.

/s/ ParenteBeard LLC
ParenteBeard LLC

New York, New York
June 24, 2013
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